Exhibit 7.09

AGREEMENT OF JOINT FILING

The parties listed below agree that the Schedule 13D to which this agreement is attached as an exhibit, and all further amendments thereto, shall be filed on behalf of each of them. This Agreement is intended to satisfy Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: November 18, 2015

Yuqiang Deng	By:	/s/ Yuqiang Deng
	Name:	Yuqiang Deng

Zhi Zhu	By:	/s/ Zhi Zhu
	Name:	Zhi Zhu

Freedom First Holdings Limited	By:	/s/ Yuqiang Deng
	Name:	Yuqiang Deng
	Title:	Director

Credit Suisse Trust Limited	By:	/s/ Camille Le Conte
	Name:	Camille Le Conte

	By:	/s/ Dennise Colling
	Name:	Dennise Colling
	Title:	Authorised Signatory

DENG Holdings Limited	By:	/s/ Camille Le Conte
	Name:	Camille Le Conte

	By:	/s/ Dennise Colling
	Name:	Dennise Colling
	Title:	Authorised Signatory

Momoko Limited	By:	/s/ Yuqiang Deng
	Name:	Yuqiang Deng
	Title:	Director

Sunflower Parent Limited	By:	/s/ Yuqiang Deng
	Name:	Yuqiang Deng
	Title:	Director